Exhibit 99.2

Media Inquiries:	Investor Inquiries
Lynn Newman	Matthew Booher
908-953-8692 (office)	908-953-7500 (office)
908-672-1321 (mobile)	mbooher@avaya.com
lynnnewman@avaya.com

AVAYA ELEVATES VETERAN EXECUTIVES

—Louis J. D’Ambrosio named President and Chief Executive Officer,
—Michael Thurk named Chief Operating Officer, and
—Donald Peterson To Remain Chairman Through September 30, 2006

FOR IMMEDIATE RELEASE: MONDAY, JULY 24, 2006

BASKING RIDGE, N.J.—Avaya Inc. (NYSE: AV) today announced that the company’s Board of Directors has appointed Louis J. D’Ambrosio President and Chief Executive Officer. Mr. D’Ambrosio has held a series of key leadership roles at Avaya, most recently as Senior Vice President and President, Global Sales and Marketing. The company’s Board of Directors also has appointed Mr. Michael Thurk, Avaya’s Senior Vice President and President, Global Communications Solutions, as Chief Operating Officer.  The company also announced that Donald K. Peterson, who will be stepping down as President and CEO, will remain Avaya’s chairman of the board of directors through September 30, 2006.

“As seasoned Avaya executives with broad backgrounds in technology and communications, we believe Lou and Mike have the vision and drive to accelerate Avaya’s strategic transformation and deliver enhanced shareholder value.  They are the natural choice to lead Avaya as customers increasingly leverage communications solutions for competitive advantage,” said Philip A. Odeen, Avaya’s lead director.

Mr. Odeen continued: “Lou has led a set of initiatives to establish Avaya’s market share leadership position in IP telephony.   He has driven a customer centricity throughout the company and injected a software and services strategic thinking into Avaya’s direction.  Mike has a record of developing cutting edge communication technology, dramatically improving the profitability of the products business and achieving leadership market positions.”

Mr. D’Ambrosio said, “I am looking forward to leading Avaya during this dynamic period in our industry.  I believe that the transition by enterprises from their traditional communications systems to next-generation communications solutions presents substantial opportunities for Avaya. We intend to use our strengths—the size, scale and footprint of our global business, a broad range of software solutions and industry partners, and our financial strength—to help companies use intelligent communications to fundamentally transform their business processes.

As we move forward, we also intend to build on our existing partnerships and strategic alliances as well as develop new relationships. I am pleased to be partnering with Mike and the entire management team to help enable Avaya to reach its full potential.”

Mr. Thurk said, “Avaya is a company with a track record of innovation, talented people and solid growth potential.  Lou and I share a vision for accelerating Avaya’s growth and making it an even stronger organization.”

Mr. Odeen commented, “On behalf of the Avaya Board, I want to extend our sincere thanks to Don for his leadership and valuable contributions to the company for more than six years, during a period of transformation in the industry. As Avaya’s first chief executive officer, Don established a track record of outstanding technology and services that have helped customers reduce costs and move their own businesses into the future. Under his guidance, Avaya has achieved financial stability, invested in key growth areas, developed important new products and led a successful effort to extend market leadership by building a new, global brand.”

Lou D’Ambrosio

D’Ambrosio has played key leadership roles on the Avaya Executive Council.  In his most recent role as Avaya’s Senior Vice President and President, Global Sales and Marketing, D’Ambrosio led a team responsible for Avaya’s $5 billion revenue stream and achieving market share leadership* in IP telephony.  He leads the company’s initiatives to translate technology innovation into customer solutions.

Previously at Avaya, D’Ambrosio led Avaya’s $2B Services business unit, which provides the most comprehensive full life-cycle services in the communications industry—including network consulting, deployment, integration, maintenance, and managed services.

Before joining Avaya in 2002, D’Ambrosio spent 16 years at IBM where he held leadership roles in IBM Global Services, Software, and Sales and Marketing. These roles included leading worldwide strategy for IBM Global Services, leading field operations for IBM Software, and heading up a vertical business unit in Asia Pacific. D’Ambrosio was a member of IBM’s worldwide management committee.

D’Ambrosio began his career with AT&T, in the same division that that has ultimately become Avaya.

D’Ambrosio received his M.B.A. from Harvard Business School and Bachelor of Science from Pennsylvania State University, summa cum laude.

Michael Thurk

As a member of Avaya’s executive team for the past four years and most recently as President of Global Communications Solutions, Thurk has helped lead Avaya’s efforts to develop and offer converged communication solutions to meet businesses’ needs worldwide. His vast experience in all aspects of data and IP communication has enabled Avaya to successfully collaborate with customers to assure current communications needs are met while providing customers with a leading edge vision for the future.

Thurk has more than 30 years of data and telecommunications experience, including management positions at Ericsson, Digital Equipment and several U.S. data communications companies. At Ericsson, he was Executive Vice President, Data Backbone and Optical Networks Division.

                Before his assignment with Ericsson, he was president of Boston-based Xyplex Networks, a network equipment developer. Thurk was senior vice president for two years with General DataComm, with responsibility for marketing and service. Prior to that, he worked for 14 years with Digital Equipment, in senior roles and as a vice president responsible for enterprise network and telecommunications related businesses.  He began his career at GTE.

                Thurk has a B.S. in computer science from Purdue University, an M.B.A. from Babson College, and completed the Advanced Management Program at INSEAD in France.

Avaya will host a conference call today to discuss the company’s fiscal third quarter 2006 results at 5:00 PM EDT.  A listen-only broadcast of the conference call and presentation notes can be accessed on the company’s website at www.avaya.com/investors. You also may listen to a replay of the conference call beginning at 8:00 p.m. EDT on July 24 through July 31, by dialing 800-642-1687 within the United States and 706-645-9291 outside the United States. The replay access code is 2009163.

About Avaya

Avaya Inc. designs, builds and manages communications networks for more than one million businesses worldwide, including more than 90 percent of the FORTUNE 500®. Focused on businesses large to small, Avaya is a world leader in secure and reliable Internet Protocol telephony systems and communications software applications and services.

Driving the convergence of voice and data communications with business applications—and distinguished by comprehensive worldwide services — Avaya helps customers leverage existing and new networks to achieve superior business results.  For more information visit the Avaya website: http://www.avaya.com.

*  Avaya was named the leader in U.S. Enterprise Telephony for the first quarter of 2006 according to InfoTech’s InfoTrack for Enterprise Communications, First Quarter 2006 Report.  Avaya also finished 5.5 points ahead of its nearest competitor in global Enterprise Telephony market share for the first quarter, according to Dell ’Oro Group’s IP Telephony Enterprise Report, 1Q06.

Forward-Looking Statements

Statements made in this press release that relate to future performance or financial results of the Company are forward-looking statements which involve uncertainties that could cause actual performance or results to materially differ.  Avaya undertakes no obligation to update any of these statements.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as to the date hereof. Accordingly, any forward-looking statement should be read in conjunction with the additional information about risks and uncertainties set forth in Avaya’s Securities and Exchange Commission reports, including Avaya’s annual report on Form 10-K for the year ended September 30, 2005 and its quarterly report on Form 10-Q for the quarter ended March 31, 2006.